Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-4 of Wireless Ronin Technologies, Inc. of our report dated March 11, 2014, relating to the consolidated financial statements, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern and to the consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

April 15, 2014